Exhibit 99.1

Tidewater Announces Annual Stockholders’ Meeting Webcast

NEW ORLEANS, July 1, 2009 – Tidewater Inc (NYSE: TDW) announced today that a delayed webcast of a presentation by Dean Taylor, Chairman, President and CEO, and other senior management representatives, for its annual stockholders’ meeting will be available beginning at 2:00 p.m. CDT on July 9, 2009, at the Tidewater website (www.tdw.com). The online replay will be available until August 9, 2009. The annual stockholders’ meeting will be held at 10:00 a.m. CDT in New Orleans on July 9, 2009. The presentation will provide a general overview of the Company’s operations and financial activity. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 403 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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